Exhibit 3.7

STATE OF DELAWARE SECRETARY OF STATE

DIVIONS OF CORPORATIONS
FILED 09:01 AM7 O5/04/2001 010216682 — ..338472

CERTIFICATE OF FORMATION.

OF

WIDEOPENWEST MICHIGAN, LLC

This Certificate of Formation of WideOpenWest Michigan, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del  C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is WideOpenWest Michigan, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2111 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808,

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 4th day of May, 2001.

Thomas J. Moratti Authorized Person